Exhibit 2.2

AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT

AMENDMENT NO. 1, dated June 11, 2009 (this “Amendment”) to the ASSET PURCHASE AGREEMENT (the “Purchase Agreement”), dated as of May 29, 2009, by and among Butler International, Inc, a Maryland corporation (“Butler”), the Sellers set forth on the signature page thereto (collectively with Butler, the “Sellers”) and Butler America LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement; and

WHEREAS, the parties to the Purchase Agreement have determined that it is advisable to amend the Purchase Agreement; and

WHEREAS, Section 13.4 of the Purchase Agreement provides that the Purchase Agreement may be amended by execution of a written instrument executed by the parties thereto.

NOW, THEREFORE, in consideration of the foregoing premises, and the agreements, covenants, representations and warranties contained in the Purchase Agreement and herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties, intending to be legally bound, hereby agree as follows:

1.           Section 1.1.5 of the Purchase Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

1.1.5    Certain Insurance Policies.  The insurance policies relating to the Purchased Assets or the operation of the Business set forth in Section 1.1.5 of the Disclosure Letter (the “Assumed Insurance”), which Section shall be updated by Seller and Buyer no later than two (2) business days prior to the Bid Deadline (as defined in the Bidding Procedures Order), except any recoveries or refunds thereunder with respect to actions or occurrences prior to the Closing Date.

2.           Section 1.1.12 of the Purchase Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

1.1.12   Certain Benefit Plans.  The Benefit Plans and Benefit Arrangements of Sellers set forth in Section 1.1.12 of the Disclosure Letter, which Section shall be updated by Seller and Buyer no later than two (2) business days prior to the Bid Deadline (as defined in the Bidding Procedures Order).

3.           Section 1.3.1 of the Purchase Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

1.3.1    No later than the date hereof, Sellers shall have delivered to Buyer a true, correct and complete list of all Executory Contracts related to the Purchased Assets or otherwise used in connection with the Business (the “Executory Contract List”), including the monetary amounts that must be paid and nonmonetary obligations that otherwise must be satisfied, including pursuant to Section 365(b)(1)(A) and (B) of the Bankruptcy Code, in order for Buyer to assume Sellers’ Executory Contracts pursuant to this Agreement (“Undisputed Cure Costs”).  The Executory Contract List shall include Sellers’ Undisputed Cure Costs and such other commercial information related to the Executory Contracts listed thereon as shall be reasonably requested by Buyer.  As used herein, the term “Executory Contract” shall mean any Contract that is “executory” and any Other Leases and Real Property Leases that are “unexpired” as such terms are used in section 365 of the Bankruptcy Code.

4.           Section 4.3.9  of the Purchase Agreement is hereby amended by amending and restating such section in its entirety so that, as amended and restated, it shall read as follows:

 4.3.9   by Buyer, if the Order, substantially in the form attached hereto as Exhibit “H” (the “Bidding Procedures Order”) shall not have been entered by the Bankruptcy Court on or before June 12, 2009;

5.           Exhibit “H” of the Purchase Agreement, the Bidding Procedures Order, is hereby amended by amending and restating such exhibit in its entirety so that, as amended and restated, it shall read as set forth in Annex A attached hereto.

6.           Exhibit “I” of the Purchase Agreement, the Bidding Procedures, is hereby amended by amending and restating such exhibit in its entirety so that, as amended and restated, it shall read as set forth in Annex B attached hereto.

7.           Except as specifically amended hereby, the terms and provisions of the Purchase Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms.  All references in the Purchase Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Purchase Agreement” shall be deemed for all purposes to refer to the Purchase Agreement, as amended by this Amendment.

8.           Notwithstanding anything in the Purchase Agreement to the contrary, all references in the Purchase Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Disclosure Letter” shall for all purposes be deemed to refer to the Disclosure Letter, as supplemented and amended by that certain Supplemental Disclosure Letter of Sellers dated June 11, 2009 (the “Supplemental Disclosure Letter”).  Buyer waives any and all claims it may have regarding the failure to disclose the matters supplemented or amended in the Supplemental Disclosure Letter prior to the date hereof.

9.           This Amendment may be signed in counterparts.  The parties further agree that this Amendment may be executed by the exchange of facsimile signature pages provided that by doing so the parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

10.           This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Sellers have executed this Amendment as of the day and year first above written.

BUYER:

BUTLER AMERICA LLC

By: /s/ D. Stephen Sorensen
Name: D. Stephen Sorensen
Title: President

SELLERS:

BUTLER INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES INTERNATIONAL, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICE GROUP, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER OF NEW JERSEY REALTY CORP.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER TELECOM, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER UTILITY SERVICE, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER SERVICES, INC.

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

BUTLER RESOURCES, LLC

By: /s/ Ronald Uyematsu
Name: Ronald Uyematsu
Title: President

Annex A

[BIDDING PROCEDURES ORDER]

A- 1

Annex B

[BIDDING PROCEDURES]

B-1